                                                                   EXHIBIT 10.17

                                CREDIT AGREEMENT

    THIS AGREEMENT is entered into as of February 27, 2001, by and between SHOE PAVILION CORPORATION, a Washington corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                    RECITALS
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    Borrower has requested that Bank extend or continue credit to Borrower as described below, and Bank has agreed to provide such credit to Borrower on the terms and conditions contained herein.

    NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:


                                   ARTICLE I
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                                 CREDIT TERMS
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    SECTION 1.1.  LINE OF CREDIT.

    (a) Line of Credit.  Subject to the terms and conditions of this Agreement,
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Bank hereby agrees to make advances to Borrower from time to time up to and including June 1, 2002, not to exceed at any time the aggregate principal amount of Twenty Million Dollars ($20,000,000.00) ("Line of Credit"), the proceeds of which shall be used for working capital requirements, including without limitation, inventory purchases. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference.

    (b) Limitation on Borrowings.  The sum of outstanding borrowings under the
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Line of Credit and outstanding Letters of Credit, as defined below, under the Letter of Credit Subfeature, to a maximum of the principal amount set forth above, shall not at any time exceed an aggregate of fifty percent (50%) of the value of Borrower's eligible inventory (exclusive of work in process and inventory which is obsolete, unsaleable or damaged), with value defined as the lower of cost or market value, plus, without duplication, fifty percent (50%) of the amount available to be drawn under outstanding sight commercial Letters of Credit issued under the Letter of Credit Subfeature to finance the purchase of inventory. All of the foregoing shall be determined by Bank upon receipt and review of all collateral reports required hereunder and such other documents and collateral information as Bank may from time to time require; provided however, that Bank, in its sole discretion, may reduce the advance rate to below 50% if Bank considers it appropriate based on Bank's review of the appraisal of inventory currently being performed by Schottenstein/Bernstein.

    (c) Letter of Credit Subfeature.  As a subfeature under the Line of Credit,
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Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue commercial and/or standby letters of credit for the account of Borrower to finance inventory purchases (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided, however, that the form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion, which forms shall be substantially as set forth in Exhibits B and C, and provided further, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Five Million Dollars ($5,000,000.00). Each Letter of Credit shall be issued for a term not to exceed three hundred sixty-five
(365) days, as designated by Borrower; provided however, that no Letter of Credit shall have an expiration date more than six (6) months beyond the maturity date of the Line of Credit. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related documents required by Bank in connection with the issuance thereof. Each draft paid under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any draft is paid, then Borrower shall immediately pay to Bank the full amount of such draft, together with interest thereon from the date such draft is paid to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit the following demand deposit accounts maintained by Borrower with Bank for the amount of any such draft:
4038-148870, 4038-148953, 4038-148912, and 4038-148995 or if there are insufficient funds for such purpose in said accounts, any other demand deposit account maintained by Borrower with Bank.

    (d) Borrowing and Repayment.  Borrower may from time to time during the term
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of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

    SECTION 1.2.  INTEREST/FEES.

    (a)   Interest.  The outstanding principal balance of the Line of Credit
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shall bear interest at the rate of interest set forth in the Line of Credit
Note.

    (b) Computation and Payment.  Interest (and fees computed on a "per annum"
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basis) shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in each promissory note or other instrument required hereby.

    (c) Unused Commitment Fee.  Borrower shall pay to Bank a fee equal to one-
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quarter percent (.25%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a monthly basis by Bank and shall be due and payable by Borrower in arrears on the first day of each month, commencing April 1, 2001.

    (d) Standby Letter of Credit Fees.  Borrower shall pay to Bank fees upon the
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issuance of each standby Letter of Credit, upon the payment or negotiation of each draft under any standby Letter of Credit and upon the occurrence of any other activity with respect to any standby Letter of Credit (including without limitation, the transfer, amendment or cancellation of any standby Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.

    (e) Commercial Letter of Credit Fees.  Borrower shall pay to Bank (i) fees
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upon the issuance of each commercial Letter of Credit equal to one-quarter percent (.25%) of the face amount thereof, (ii) fees upon the payment or negotiation of each draft under any commercial Letter of Credit equal to the greater of one-quarter percent (0.25%) of the amount of such draft or $235.00, and (iii) fees upon the occurrence of any other activity with respect to any commercial Letter of Credit (including without limitation, the transfer, amendment or cancellation of any commercial Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.

    SECTION 1.3. COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all principal, interest and fees due under the Line of Credit by charging Borrower's deposit account numbers 4038-148870, 4038-148953, 4038-148912, and
4038-148995 with Bank, or any other deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

    SECTION 1.4.  COLLATERAL.

    As security for all indebtedness of Borrower to Bank subject hereto, Borrower hereby grants to Bank security interests of first priority in all Borrower's accounts, general intangibles, other rights to payment, and inventory (with accounts, general intangibles and inventory as defined in the California Uniform Commercial Code). All of the foregoing shall be evidenced by and subject to the terms of a Continuing Security Agreement (Rights to Payment and Inventory) and a UCC-1 Financing Statement, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all filing fees incurred in perfecting such security interests.

    SECTION 1.5. GUARANTIES. All indebtedness of Borrower to Bank shall be guaranteed by Shoe Pavilion, Inc. in the principal amount of Twenty Million Dollars ($20,000,000.00), as evidenced by and subject to the terms of a Continuing Guaranty in form and substance satisfactory to Bank.


                                   ARTICLE II
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                         REPRESENTATIONS AND WARRANTIES
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    Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

    SECTION 2.1. LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of Washington, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

    SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

    SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

    SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

    SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated September 30, 2000, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as disclosed in Schedule 2.5 hereto.

    SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

    SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

    SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

    SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

    SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

    SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is, to Borrower's knowledge (based on Borrower's reasonable due diligence), in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. To Borrower's knowledge (based on Borrower's reasonable due diligence), none of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. To Borrower's knowledge (based on Borrower's reasonable due diligence), Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

     SECTION 2.12. RETAIL SALES. To the best of Borrower's knowledge, 75% or more in dollar volume of Borrower's total sales of all goods in the 12 month period preceding the date of this Agreement were for personal, family or household purposes.


                                  ARTICLE III
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                                   CONDITIONS
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    SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

    (a) Approval of Bank Counsel.  All legal matters incidental to the extension
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of credit by Bank shall be satisfactory to Bank's counsel.

    (b) Documentation.  Bank shall have received, in form and substance
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satisfactory to Bank, each of the following, duly executed:

      (i)     This Agreement and the Line of Credit Note.
      (ii)    Continuing Security Agreement: Rights to Payment and Inventory.
      (iii)   Corporate Resolution: Borrowing.
      (iv)    Certificate of Incumbencies.
      (v)     Continuing Guaranty.
      (vi)    Corporate Resolution: Continuing Guaranty.
      (vii)   UCC Financing Statements.
      (viii) Such other documents as Bank may require under any other Section of this Agreement.

    (c) Financial Condition.  There shall have been no material adverse change,
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as determined by Bank, in the financial condition or business of Borrower or any guarantor hereunder, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower or any such guarantor.

    (d) Insurance.  Borrower shall have delivered to Bank evidence of insurance
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coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and with respect to inventory only, with loss payable endorsements in favor of Bank for claims in excess of $500,000.00 individually or in the aggregate, provided that Bank shall have the right to receive payments of all claims with respect to inventory following written notice from Bank to the insurance company(ies) and Borrower that an Event of Default exists.

SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

    (a) Compliance.  The representations and warranties contained herein and in
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each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.


                                   ARTICLE IV
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                             AFFIRMATIVE COVENANTS
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    Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

    SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto.

     SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time (subject, if no Event of Default exists, to reasonable notice), to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

    SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

    (a) not later than 120 days after and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement, statement of cash flows, together with all supporting schedules and footnotes;

    (b) not later than 45 days after and as of the end of each fiscal quarter, a financial statement of Borrower, prepared by Borrower, to include balance sheet, income statement and the total of outstanding Letters of Credit;

    (c) semi-annually as soon as available, but in no event later than each June 1 and December 1, but only to the extent that Borrower has account debtors, an accounts receivable listing of the names, telephone numbers and addresses of all Borrower's account debtors;

    (d) not later than 20 days after and as of the end of each month, an accounts payable aging, and an inventory report and any documents as required by Bank's Collateral Control Administration, which they may be provided on a diskette.

    (e) not later than ten (10) days after the filing thereof, copies of all proxy statements, financial statements, reports, and notices sent or made available generally by Borrower to its security holders or to any holders of its debt and all regular, periodic and special reports, and all registration statements filed with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange; and

    (f) from time to time such other information as Bank may reasonably request.

    SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

   SECTION 4.5. INSURANCE. Maintain and keep in force insurance as required under Section 3.1(d), with all such insurance carried with companies rated not less than A-/VII and in amounts currently carried by Borrower (except that Borrower may reduce coverage on property to an amount not less than 85% of the replacement cost thereof), and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

    SECTION 4.6. FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

    SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

    SECTION 4.8. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

    (a) Total Liabilities divided by Tangible Net Worth not at any time greater than 1.5 to 1.0, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities plus (inclusive of the amount available to be drawn under outstanding Letters of Credit) less subordinated debt, and with "Tangible Net Worth defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

    (b) Net income after taxes not less than $1.00 on an annual basis, determined as of each fiscal year end, and pre-tax profit not less than $1.00 on a quarterly basis, determined as of each fiscal quarter end, except (a) a net loss is permitted in the last quarter of fiscal year ending 2000 and (b) a net loss of up to $200,000.00 is permitted in the first quarter of fiscal year ending 2001.

    (c) EBITDA, determined as of each fiscal quarter end on a rolling four quarter basis, not less than $3,500,000.00 as of fiscal quarter ending December 30, 2000 to and including the third quarter of fiscal year ending 2001, and not less than $4,500,000.00 as of fiscal quarter ending December 30, 2001 and thereafter, with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense.

    SECTION 4.9. NOTICE TO BANK. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property.


                                   ARTICLE V
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                               NEGATIVE COVENANTS
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    Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

    SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

    SECTION 5.2. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof, and (c) additional purchase money indebtedness incurred to purchase equipment or real estate not to exceed $1,000,000.00.

    SECTION 5.3. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity (other than with entities acquired pursuant to Section 5.5, so long as Borrower is the surviving entity); make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity in excess of $3,000,000.00 per fiscal year, subject to the terms of

Section 5.5; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

    SECTION 5.4. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.

    SECTION 5.5. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof, except for acquisitions of entities in the retail shoe business for an aggregate amount not to exceed $3,000,000.00 per fiscal year, when added to the consideration for assets acquired in such fiscal year under Section 5.3 above, provided however, that if such entities are not, contemporaneously with their acquisition, merged into Borrower, Bank shall be granted a first priority security interest in the accounts, general intangibles, other rights to payment and inventory thereof.

    SECTION 5.6. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding.

    SECTION 5.9. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except any of the foregoing (a) in favor of Bank, (b) which is existing as of, and disclosed to Bank in writing prior to, the date hereof , and (c) subject to the terms of Section 5.2 (c), purchase money security interests.


                                   ARTICLE VI
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                               EVENTS OF DEFAULT
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    SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

     (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

     (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

     (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured (other than a breach of Section 4.9(d)), such default shall continue for a period of twenty
(20) days from its occurrence, or, with respect to a breach of Section 4.9(d), such default shall continue for a period of 15 days from the date Borrower first knew (or, using reasonable due diligence, should first have known) thereof.

     (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower or any guarantor hereunder has incurred any debt or other liability to any person or entity, including Bank, provided, however, that if the defaulted obligation(s) arises under operating or real estate leases, the amount of thereof exceeds an aggregate of $500,000.00.

     (e) The filing of a notice of judgment lien against Borrower or any guarantor hereunder; or the recording of any abstract of judgment against Borrower or any guarantor hereunder in any county in which Borrower or such guarantor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any guarantor hereunder; or the entry of a judgment against Borrower or any guarantor hereunder; and, with respect to any of the foregoing, the amount in dispute exceeds an aggregate of $500,000.00.

     (f) Borrower or any guarantor hereunder shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any guarantor shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any guarantor hereunder, or Borrower or any such guarantor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any such guarantor shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any such guarantor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

     (g) There shall exist or occur any event or condition which Bank reasonably and in good faith believes impairs, or is substantially likely to impair, the prospect of payment by Borrower of its obligations under any of the Loan Documents.

     (h) The dissolution or liquidation of Borrower or any guarantor hereunder; or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower or such guarantor.

     (i) Any change in ownership during the term of this Agreement of an aggregate of twenty-five percent (25%) or more of the common stock of Borrower in a single or in affiliated transactions.

     SECTION 6.2.    REMEDIES.  Upon the occurrence of any Event of Default:
(a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option (and, without notice if the Event of Default arises under Section 6.1(f), or, upon 5 days written notice for all other Events of Default) become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan

Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all collateral for any credit accommodation from Bank subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.


                                  ARTICLE VII
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                                 MISCELLANEOUS
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    SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

    SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

  BORROWER:   SHOE PAVILION CORPORATION
              3200-F Regatta Boulevard
              Richmond, CA  94804

  BANK:       WELLS FARGO BANK, NATIONAL ASSOCIATION
              East Bay Regional Commercial Banking Office
              One Kaiser Plaza, Suite 850
              Oakland, CA  94612

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery by courier providing proof of delivery, upon delivery; (b) if sent by registered or certified mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid.

    SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with the negotiation and preparation of this Agreement and the other Loan Documents (not to exceed $2,500.00), and the preparation of any amendments and waivers hereto and thereto. The non-prevailing party shall pay to the prevailing party immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of in-house counsel), expended or incurred by the prevailing party in connection with
(a) the enforcement of the Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (b) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank, Borrower or any other person) relating to any Borrower or any other person or entity.

    SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents to any bank or other financial institution. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit extended by Bank to Borrower, Borrower or its business, any guarantor hereunder or the business of such guarantor, or any collateral required hereunder, subject to the terms of a confidentiality agreement reasonably acceptable to Borrower and the proposed transferee.

    SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

    SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

    SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

    SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

    SECTION 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

    SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     SECTION 7.11.  ARBITRATION.

     (a) Arbitration.  Upon the demand of any party, any Dispute shall be
         -----------
resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

     (b)  Governing Rules.  Arbitration proceedings shall be administered by the
          ---------------
American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in San Francisco or Oakland, California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. (S)91 or any similar applicable state law.

     (c)   No Waiver; Provisional Remedies, Self-Help and Foreclosure.  No
           ----------------------------------------------------------
provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

     (d) Arbitrator Qualifications and Powers; Awards.  Arbitrators must be
         --------------------------------------------
active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

     (e)  Judicial Review.  Notwithstanding anything herein to the contrary, in
          ---------------
any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

     (f) Real Property Collateral; Judicial Reference.  Notwithstanding anything
         --------------------------------------------
herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

     (g) Miscellaneous.  To the maximum extent practicable, the AAA, the
         -------------
arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

SHOE PAVILION CORPORATION           WELLS FARGO BANK,
                                     NATIONAL ASSOCIATION

By:                                 By:
   ----------------------------         -------------------------------------
                                           Alita Marshall
Title:                                     Vice President
      -------------------------

                                 SCHEDULE 2.5

Since September 30, 1998, there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as disclosed below:


                 If none, so state.